Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS THIRD QUARTER 2019 RESULTS
Company announces international contract awards and Fluids acquisition

THE WOODLANDS, TX – October 30, 2019 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its third quarter ended September 30, 2019. Total revenues for the third quarter of 2019 were $202.8 million compared to $216.4 million for the second quarter of 2019 and $235.3 million for the third quarter of 2018. Net loss for the third quarter of 2019 was $1.4 million, or ($0.02) per share, compared to net income of $4.3 million, or $0.05 per diluted share, for the second quarter of 2019, and $3.6 million, or $0.04 per diluted share, for the third quarter of 2018.
As a result of a decline in anticipated earnings in the U.S. for the full year 2019, the third quarter 2019 provision for income taxes includes a $2.0 million ($0.02 per share) charge, primarily reflecting the impact of an increase in the projected full year 2019 tax rate.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Although volatility in the U.S. land market provided headwinds to our third quarter results for both segments, I’m very pleased to highlight that we are continuing to make meaningful progress in the penetration of targeted growth markets, which is critical to driving longer term growth and stability. Additionally, we continued to generate positive free cash flow in the third quarter, carefully balancing the execution of our strategic growth efforts, while taking appropriate actions to navigate the challenging market environment on U.S. land.
“During the third quarter, the Mats and Integrated Services segment revenues improved 14% sequentially, benefitting primarily from the anticipated rebound in mat sales and modest growth from energy infrastructure rental and service projects. The segment’s operating margin was 20% for the third quarter, as the impact of the higher revenue level was offset by changes in revenue mix and the timing of certain expenses. We continue to see success in the U.S. energy infrastructure market, with an expanding schedule of mats rental projects in the utility transmission space.
“Our Fluids Systems business was successful in securing three international tender awards during the quarter, expanding our relationship with global operators,” added Howes. “These include a new three-year contract for combined drilling and completion fluids with ENI to support their offshore drilling campaign in Cyprus and a two-year contract with PTT Exploration and Production in Algeria. Both of these contracts are expected to begin in the first half of 2020 and combined, generate additional revenues of $15-$20 million per year. In addition, we were awarded a new five-year contract with OMV Petrom, which extends our on-going work providing drilling and completion fluids to this customer in Romania.

“Third quarter Fluids Systems segment revenues declined 12% sequentially, primarily reflecting softness across most U.S. land markets. Meanwhile, although our schedule of projects in the Gulf of Mexico continues to grow, revenues from this market declined $5 million sequentially, reflecting the impact from the timing of customer projects. Internationally, our Fluids Systems revenues decreased 8% sequentially, driven primarily by the Sonatrach contract transition in Algeria. With the rapid decline in revenues within certain U.S. regions in the quarter, the Fluids Systems operating margin pulled back to 4% for the third quarter, compared to 7% in the second quarter.
“Subsequent to the end of the third quarter, we completed the acquisition of Cleansorb Limited, a leading global provider of specialty reservoir chemistry based in the United Kingdom, for cash consideration of $19 million,” said Howes. “Established in 1994, Cleansorb has become a recognized leader in innovative and proven completion fluids technology, supporting several of Newpark’s international contracts, and also currently supplying key products into Saudi Arabia. This acquisition serves as another meaningful step in building out our fluids technology portfolio.
“Looking forward, we will continue to prudently balance the implementation of our strategic growth objectives in both segments while focusing on the goals of generating positive free cash flow and strengthening our balance sheet during these volatile market cycles,” concluded Howes.
Segment Results
The Mats and Integrated Services segment generated revenues of $50.2 million for the third quarter of 2019 compared to $43.9 million for the second quarter of 2019 and $54.4 million for the third quarter of 2018. Segment operating income was $10.0 million for the third quarter of 2019 compared to $9.3 million for the second quarter of 2019 and $12.9 million for the third quarter of 2018.
The Fluids Systems segment generated revenues of $152.5 million for the third quarter of 2019 compared to $172.5 million for the second quarter of 2019 and $181.0 million for the third quarter of 2018. Segment operating income was $5.9 million for the third quarter of 2019 compared to $12.2 million for the second quarter of 2019 and $8.3 million for the third quarter of 2018.
Conference Call
Newpark has scheduled a conference call to discuss third quarter 2019 results and its near-term operational outlook, which will be broadcast live over the Internet, on Thursday, October 31, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through November 14, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13695526#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2018, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with legal and regulatory matters, including environmental regulations; our legal compliance; material weaknesses in our internal control over financial reporting; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments in our industry; severe weather and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues	$202,763	$216,412	$235,329	$630,648	$698,884
Cost of revenues	169,429	177,933	194,730	522,338	569,665
Selling, general and administrative expenses	27,017	28,037	29,820	85,796	85,482
Other operating (income) loss, net	29	(472)	725	(367)	702
Operating income	6,288	10,914	10,054	22,881	43,035

Foreign currency exchange (gain) loss	828	990	(89)	756	594
Interest expense, net	3,628	3,523	3,668	10,807	10,659
Income before income taxes	1,832	6,401	6,475	11,318	31,782

Provision for income taxes	3,273	2,095	2,831	7,171	10,070
Net income (loss)	$(1,441)	$4,306	$3,644	$4,147	$21,712

Calculation of EPS:
Net income (loss) - basic and diluted	$(1,441)	$4,306	$3,644	$4,147	$21,712

Weighted average common shares outstanding - basic	89,675	89,806	90,526	89,863	89,779
Dilutive effect of stock options and restricted stock awards	—	1,900	2,151	1,676	2,535
Dilutive effect of 2021 Convertible Notes	—	—	905	—	727
Weighted average common shares outstanding - diluted	89,675	91,706	93,582	91,539	93,041

Net income (loss) per common share - basic:	$(0.02)	$0.05	$0.04	$0.05	$0.24
Net income (loss) per common share - diluted:	$(0.02)	$0.05	$0.04	$0.05	$0.23

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Fluids systems	$152,547	$172,544	$180,970	$485,744	$538,087
Mats and integrated services	50,216	43,868	54,359	144,904	160,797
Total revenues	$202,763	$216,412	$235,329	$630,648	$698,884

Operating income (loss) (1)
Fluids systems	$5,893	$12,184	$8,288	$21,951	$32,092
Mats and integrated services	10,049	9,276	12,925	32,863	39,864
Corporate office	(9,654)	(10,546)	(11,159)	(31,933)	(28,921)
Total operating income	$6,288	$10,914	$10,054	$22,881	$43,035

Segment operating margin
Fluids systems	3.9%	7.1%	4.6%	4.5%	6.0%
Mats and integrated services	20.0%	21.1%	23.8%	22.7%	24.8%

(1)
Fluids Systems and Corporate office operating income (loss) for the nine months ended September 30, 2019 includes charges of $1.7 million and $3.4 million, respectively, related to the modification of the Company’s retirement policy and severance costs. Fluids Systems operating income for the three months and nine months ended September 30, 2018 includes a total of $2.5 million of charges associated with severance costs related to workforce reductions in connection with the completion of the contract with Petrobras in Brazil, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Corporate office operating loss for the three months and nine months ended September 30, 2018 includes a charge of $1.8 million associated with the retirement and transition of our former Senior Vice President, General Counsel and Chief Administrative Officer.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$53,673	$56,118
Receivables, net	236,637	254,394
Inventories	183,443	196,896
Prepaid expenses and other current assets	18,703	15,904
Total current assets	492,456	523,312

Property, plant and equipment, net	316,498	316,293
Operating lease assets	29,697	—
Goodwill	43,760	43,832
Other intangible assets, net	22,306	25,160
Deferred tax assets	4,471	4,516
Other assets	3,423	2,741
Total assets	$912,611	$915,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$5,003	$2,522
Accounts payable	77,743	90,607
Accrued liabilities	43,858	48,797
Total current liabilities	126,604	141,926

Long-term debt, less current portion	157,355	159,225
Noncurrent operating lease liabilities	24,336	—
Deferred tax liabilities	36,692	37,486
Other noncurrent liabilities	7,993	7,536
Total liabilities	352,980	346,173

Common stock, $0.01 par value (200,000,000 shares authorized and 106,696,719 and 106,362,991 shares issued, respectively)	1,067	1,064
Paid-in capital	618,632	617,276
Accumulated other comprehensive loss	(71,770)	(67,673)
Retained earnings	151,303	148,802
Treasury stock, at cost (17,003,058 and 15,530,952 shares, respectively)	(139,601)	(129,788)
Total stockholders’ equity	559,631	569,681
Total liabilities and stockholders' equity	$912,611	$915,854

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$4,147	$21,712
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	34,891	34,346
Stock-based compensation expense	9,375	8,497
Provision for deferred income taxes	(787)	(2,149)
Net provision for doubtful accounts	1,044	2,708
Gain on sale of assets	(5,779)	(552)
Amortization of original issue discount and debt issuance costs	4,589	4,075
Change in assets and liabilities:
(Increase) decrease in receivables	17,065	(16,531)
(Increase) decrease in inventories	11,873	(34,829)
Increase in other assets	(3,621)	(1,476)
Increase (decrease) in accounts payable	(11,806)	7,106
Decrease in accrued liabilities and other	(7,805)	(2,791)
Net cash provided by operating activities	53,186	20,116

Cash flows from investing activities:
Capital expenditures	(35,803)	(32,814)
Proceeds from sale of property, plant and equipment	7,116	1,477
Refund of proceeds from sale of a business	—	(13,974)
Business acquisitions, net of cash acquired	—	(249)
Net cash used in investing activities	(28,687)	(45,560)

Cash flows from financing activities:
Borrowings on lines of credit	237,093	275,801
Payments on lines of credit	(242,263)	(254,116)
Debt issuance costs	(1,214)	(149)
Proceeds from employee stock plans	1,236	3,813
Purchases of treasury stock	(21,678)	(3,811)
Other financing activities	1,336	2,140
Net cash provided by (used in) financing activities	(25,490)	23,678

Effect of exchange rate changes on cash	(1,526)	(3,798)

Net decrease in cash, cash equivalents, and restricted cash	(2,517)	(5,564)
Cash, cash equivalents, and restricted cash at beginning of period	64,266	65,460
Cash, cash equivalents, and restricted cash at end of period	$61,749	$59,896

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
EBITDA and EBITDA Margin
The following tables reconcile the Company’s net income (loss) or segment operating income calculated in accordance with GAAP to the non-GAAP financial measure of EBITDA:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) (GAAP) (1)	$(1,441)	$4,306	$3,644	$4,147	$21,712
Interest expense, net	3,628	3,523	3,668	10,807	10,659
Provision for income taxes	3,273	2,095	2,831	7,171	10,070
Depreciation and amortization	11,821	11,632	11,591	34,891	34,346
EBITDA (non-GAAP) (1)	$17,281	$21,556	$21,734	$57,016	$76,787

(1)
Net income and EBITDA for the nine months ended September 30, 2019 include charges of $5.1 million related to the modification of the Company’s retirement policy and severance costs. Net income and EBITDA for the three months and nine months ended September 30, 2018 include a corporate office charge of $1.8 million associated with the retirement of our former Senior Vice President, General Counsel and Chief Administrative Officer, as well as a total of $2.5 million of charges associated with severance costs related to workforce reductions in connection with the completion of the contract with Petrobras in Brazil, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Fluids Systems	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating income (GAAP) (1)	$5,893	$12,184	$8,288	$21,951	$32,092
Depreciation and amortization	5,234	5,201	5,178	15,511	15,785
EBITDA (non-GAAP) (1)	11,127	17,385	13,466	37,462	47,877
Revenues	152,547	172,544	180,970	485,744	538,087
Operating Margin (GAAP)	3.9%	7.1%	4.6%	4.5%	6.0%
EBITDA Margin (non-GAAP)	7.3%	10.1%	7.4%	7.7%	8.9%

(1)
Operating income for the nine months ended September 30, 2019 includes charges of $1.7 million related to the modification of the Company’s retirement policy and severance costs. Operating income and EBITDA for the three months and nine months ended September 30, 2018 include a total of $2.5 million of charges associated with severance costs related to workforce reductions in connection with the completion of the contract with Petrobras in Brazil, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Mats and Integrated Services	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating income (GAAP)	$10,049	$9,276	$12,925	$32,863	$39,864
Depreciation and amortization	5,484	5,409	5,427	16,258	15,788
EBITDA (non-GAAP)	15,533	14,685	18,352	49,121	55,652
Revenues	50,216	43,868	54,359	144,904	160,797
Operating Margin (GAAP)	20.0%	21.1%	23.8%	22.7%	24.8%
EBITDA Margin (non-GAAP)	30.9%	33.5%	33.8%	33.9%	34.6%
Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company's free cash flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net cash provided by (used in) operating activities (GAAP)	$18,946	$31,971	$(571)	$53,186	$20,116
Capital expenditures	(11,937)	(6,399)	(8,356)	(35,803)	(32,814)
Proceeds from sale of property, plant and equipment	1,408	3,937	557	7,116	1,477
Free Cash Flow (non-GAAP)	$8,417	$29,509	$(8,370)	$24,499	$(11,221)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	September 30, 2019	December 31, 2018
Current debt	$5,003	$2,522
Long-term debt, less current portion	157,355	159,225
Total Debt	162,358	161,747
Total stockholders' equity	559,631	569,681
Total Capital	$721,989	$731,428

Ratio of Total Debt to Capital	22.5%	22.1%

Total Debt	$162,358	$161,747
Less: cash and cash equivalents	(53,673)	(56,118)
Net Debt	108,685	105,629
Total stockholders' equity	559,631	569,681
Total Capital, Net of Cash	$668,316	$675,310

Ratio of Net Debt to Capital	16.3%	15.6%
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